Exhibit 10.3

FORM OF INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS INVESTMENT MANAGEMENT TRUST AGREEMENT IS MADE EFFECTIVE AS OF [                 ], 2022 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THIS “AGREEMENT”), BY AND BETWEEN SIGNAL HILL ACQUISITION CORP., A DELAWARE CORPORATION (THE “COMPANY”), AND CONTINENTAL STOCK TRANSFER & TRUST COMPANY, A NEW YORK LIMITED PURPOSE TRUST COMPANY (THE “TRUSTEE”).

WHEREAS, the Company’s registration statement on Form S-1, File No. 333-_________ (the “Registration Statement”) and prospectus (the “Prospectus”) for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable Public Warrant (as defined in the Underwriting Agreement (as defined below)), each whole Public Warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering, the “Offering”), has been declared effective as of the date hereof by the U.S. Securities and Exchange Commission;

WHEREAS, the Company has entered into that certain underwriting agreement, dated the date hereof (as amended, supplemented or otherwise modified from time to time, the “Underwriting Agreement”), with B. Riley Securities, Inc., as the underwriter (the “Underwriter”);

WHEREAS, if a Business Combination (as defined below) is not consummated within the initial 15 month period following the closing of the Offering, upon the request of the Company’s sponsor (the “Sponsor”), the Company may extend such period twice, by an additional three months for each successive extension period, for a total of up to 21 months, subject to the Sponsor or its affiliates or permitted designees depositing $1,000,000 (or up to $1,150,000 if the Underwriters’ over-allotment option is exercised in full) into the Trust Account (as defined below) no later than the 15 month anniversary of the Offering (the “Deadline”) for each such extension (each, an “Extension”), in exchange for which the Sponsor will receive a non-interest bearing, unsecured promissory note for such Extension payable upon consummation of a Business Combination;

WHEREAS, as described in the Registration Statement, an aggregate of $102,000,000 from the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $117,300,000 if the Underwriter’s over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Common Stock included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee on the date hereof and any additional amount subsequently delivered to the Trustee for deposit into the Trust Account (and any interest earned on such amounts) is referred to as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property are referred to as the “Public Stockholders,” and the Public Stockholders and the Company are referred to together as the “Beneficiaries”);

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $3,500,000, or $4,025,000 if the Underwriter’s over-allotment option is exercised in full, is attributable to fees that will be payable by the Company upon, and concurrently with, the consummation of the Business Combination pursuant to that certain Business Combination and Marketing Agreement between the Company and B. Riley Securities, Inc. (the “Marketing Agreement Fees”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee in the United States at JPMorgan Chase Bank, N.A. (or at another U.S.-chartered commercial bank with consolidated assets of $100.0 billion or more) and at a brokerage institution selected by the Trustee that is reasonably satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in solely U.S. government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of one-hundred-eighty-five (185) days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company, and the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration;

(d) Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and the Underwriter of all communications received by the Trustee with respect to the Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of the tax returns relating to assets held in the Trust Account or in connection with the preparation or completion of the audit of the Company’s financial statements by the Company’s independent registered public accounting firm;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (the “Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or chairman of the board of directors of the Company (the “Board”) or another authorized officer of the Company and, in the case of Exhibit A, acknowledged and agreed to by the Underwriter and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (net of amounts withdrawn in accordance with this Agreement and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (i) eighteen (18) months after the closing of the Offering, (ii) such later date as provided by Section 9.1(c) of the Company’s amended and restated certificate of incorporation (as further amended, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”) and (iii) such later date as may be approved by the Company’s stockholders in accordance with the Certificate of Incorporation, if the Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached hereto as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (net of amounts withdrawn in accordance with this Agreement and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses) shall be distributed to the Public Stockholders of record as of such date;

(j) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company, and the Company shall forward such amount to the relevant taxing authority; provided, however, that, to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution, so long as there is no reduction in the principal amount per share initially deposited in the Trust Account; provided, further, that, if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill from the relevant taxing authority for the Company. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to such funds, and the Trustee shall have no responsibility to look beyond such request;

(k) [Reserved];

(l) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute to the Public Stockholders on behalf of the Company the amount requested by the Company to be used to redeem shares of the Common Stock from the Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem one-hundred percent (100%) of its public shares of the Common Stock if the Company has not consummated an initial Business Combination within such time as is described in the Certificate of Incorporation or with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute such funds, and the Trustee shall have no responsibility to look beyond such request;

(m) Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit E hereto at least five business days prior to the Deadline, signed on behalf of the Company by an executive officer, and receipt of the dollar amount specified in the Extension Letter on or prior to the Deadline, follow the instructions set forth in the Extension Letter; and

(n) Not make any withdrawals or distributions from the Trust Account other than pursuant to Section 1(i), 1(j) or 1(l) above.

2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed on behalf of the Company by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or chairman of the Board. In addition, except with respect to its duties under Sections 1(i), 1(j), 1(l) and 1(m), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions; provided, however, that the Company shall promptly confirm such instructions in writing;

(b) Subject to Section 4, hold the Trustee harmless and indemnify the Trustee from and against any and all reasonable and documented out-of-pocket expenses, including reasonable outside counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided, however, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel; provided, further, that the Company may conduct and manage the defense against any Indemnified Claim if the Trustee does not promptly take reasonable steps to mount such a defense. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company. The Company may participate in any such action with its own counsel;

(c) Pay the Trustee the fees set forth on Schedule A, including an initial set-up fee, annual administration fee and transaction processing fee, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until the property is distributed to the Company pursuant to Sections 1(i). The Company shall pay the Trustee the initial set-up fee and the first annual administration fee at the consummation of the Offering. The Trustee shall refund to the Company the annual administration fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A and as may be provided in Section 2(b);

(d) In connection with any vote of the Company’s stockholders regarding a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination of the Company with one or more businesses or entities (the “Business Combination”), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination;

(e) Provide the Underwriter with a copy of any Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same;

(f) Unless otherwise agreed between the Company and the Underwriter, ensure that any Instruction Letter delivered in connection with a Termination Letter substantially in the form attached hereto as Exhibit A expressly provides that the Marketing Agreement Fees is paid directly to the account(s) as directed by the Underwriter prior to any transfer of the funds held in the Trust Account to the Company or any other person;

(g) Instruct the Trustee to make only those distributions that are permitted under this Agreement and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement;

(h) Within four (4) business days after the Underwriter exercises the over-allotment option (or any unexercised portion thereof) or such over-allotment expires, provide the Trustee with a notice in writing of the total amount of the Marketing Agreement Fees, which shall in no event be less than $3,500,000, or $4,025,000 if the Underwriter’s overallotment option is exercised in full; and

(i) Provide the Trustee with the Extension Letter substantially similar to Exhibit E hereto at least five business days prior to the Deadline, signed on behalf of the Company by an executive officer if the Company elects to extend the period for completing business combination and cause Sponsor or its affiliates or permitted designees depositing $1,000,000 (or up to $1,150,000 if the Underwriters’ over-allotment option is exercised in full) into the Trust Account prior to the Deadline pursuant to such extension Letter.

3. Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b) Take any action with respect to the Property, other than as directed in Section 1, and the Trustee shall have no liability to any third party except for liability arising out of the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct;

(c) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonably incurred expenses incident thereto;

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the accuracy of the information contained in the Registration Statement;

(h) Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i) File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j) Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, without limitation, franchise and income tax obligations, except pursuant to Section 1(j); or

(k) Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) and 1(l).

4. Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (a “Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or 2(c), the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

5. Termination and Replacement of Trustee. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, without limitation, the transfer of copies of the reports and statements relating to the Trust Account and any other reasonable transfer requests that the Company may make, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever.

(b) At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b).

(c) If the Offering is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or Signal Hill Acquisition Sponsor LLC, a Delaware limited liability company, as applicable, shall be returned promptly following the receipt by the Trustee of written instructions from the Company.

6. Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or out-of-pocket expense resulting from any error in the information or transmission of the funds.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. This Agreement may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto.

(d) Sections 1(i) and 1(j) may only be changed, amended or modified pursuant to Section 6(c) with the Consent of the Stockholders, it being the specific intention of the parties hereto that each of the Company’s stockholders is, and shall be, a third party beneficiary of this Section 6(d) with the same right and power to enforce this Section 6(d) as the other parties hereto. For purposes of this Section 6(d), the “Consent of the Stockholders” means receipt by the Trustee of a certificate from the inspector of elections of the stockholder meeting certifying that either (i) the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”) (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class, have voted in favor of such change, amendment or modification, or (ii) the Company’s stockholders of record as of the record date who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company voting together as a single class, have delivered to such entity a signed writing approving such change, amendment or modification. No such amendment shall affect any Public Stockholder who has otherwise indicated his, her or its election to redeem his, her or its shares of Common Stock in connection with a stockholder vote sought to amend the Certificate of Incorporation. Except for any liability arising out of the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct, the Trustee may rely conclusively on the certification from the inspector or elections referenced above and shall be relieved of all liability to any party for executing the proposed amendment in reliance thereon.

(e) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, County of New York and State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(f) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile or email transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street

30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

E-mail: fwolf@continentalstock.com

             cgonzalez@continentalstock.com

if to the Company, to:

Signal Hill Acquisition Corp.

2810 N. Church Street, Suite 94644

Wilmington, DE 19802-4447

Attention: Jonathan Bond, Chief Executive Officer

in each case, with copies to:

Saul Ewing Arnstein & Lehr LLP

161 N. Clark, Suite 4200

Chicago, IL 60601

Attention: Marc J. Adesso, Esq.

E-mail: marc.adesso@saul.com

and

B. Riley Securities, Inc.

28 Liberty Street

New York, New York 10005

Attention: Jonathan Mitchell

E-mail: jmitchell@brileyfin.com

in each case, with copies to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, New York 10017

Attention: Ari Edelman, Esq.

(g) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(h) Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.

(i) Each of the Company and the Trustee hereby acknowledges and agrees that the Underwriter is a third party beneficiary of this Agreement.

(j) The Trustee shall perform its duties under this Agreement in compliance with all applicable laws, including those relating to privacy, data protection and information security, shall keep confidential all information (including personally identifiable information and personal data) relating to this Agreement and, except as required by applicable law, shall not use such information for any purpose other than the performance of the Trustee’s obligations under this Agreement.

(k) Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

(l) Notwithstanding anything to the contrary in this Agreement, for purposes of all services provided pursuant to this Agreement (the “Services”), the Trustee shall continuously maintain business continuity and disaster recovery plans (including regular updates) that are consistent with then current industry standards applicable to similarly situated providers of services comparable to the Services. Without limiting the generality of the foregoing, the business continuity and/or disaster recovery plans will cover the computer software, computer hardware, telecommunications capabilities and other similar or related items of automated, computerized, software system(s) and network(s) or system(s) and will be designed, among other things, to permit the ongoing operation and functionality of the Services on a continuous basis and/or to facilitate the continuation and/or resumption of, the Services. In the event of the disruption in the Services for any reason including the occurrence of a force majeure event that causes the Trustee to be required to allocate limited resources between or among the Trustee’s affected customers, the Trustee shall not do so in a manner that is intended to treat the Company less favorably than other similarly situated affected customers generally. In addition, in the event the Trustee has knowledge that there is, or has been, an incident affecting the integrity or availability of the Trustee’s business continuity and disaster recovery system, the Trustee shall endeavor to notify the Company in writing, as promptly as practicable, of the incident.

(m) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:
Name:
Title:

SIGNAL HILL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Investment Management Trust Agreement—Signal Hill Acquisition Corp.]

SCHEDULE A

TRUSTEE’S FEES

Fee Item	Time and Method of Payment	Amount
Initial set-up fee	Initial closing of the Offering by wire transfer	$3,500.00

Annual administration fee	First year, initial closing of the Offering by wire transfer; thereafter on the anniversary of the closing date of the Offering by wire transfer or check	$10,000.00

Transaction processing fee for disbursements to the Company pursuant to Sections 1(i), (j) and (l)	Billed by the Trustee to the Company pursuant to Section 1	$250.00

IPO closing fee	Initial closing of the Offering by wire transfer	$4,500.00

Paying agent services as required pursuant to Sections 1(i) and (l)	Billed to the Company upon delivery of service pursuant to Sections 1(i) and (l)	Prevailing rates

Sch. A-1

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement, dated as of [            ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Trust Agreement”), by and between Signal Hill Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), this is to advise you that the Company has entered into an agreement with [Target] (the “Target Business”) to consummate a business combination with the Target Business (the “Business Combination”) on or about [Date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence the liquidation of all of the assets in the Trust Account, and to transfer the proceeds into the trust operating account at JPMorgan Chase Bank, N.A. to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date (including as directed to it by the Underwriter) (with respect to the Marketing Agreement Fees). It is acknowledged and agreed that, while the funds are on deposit in the trust operating account at JPMorgan Chase Bank, N.A., awaiting distribution, the Company will not earn any interest or dividends.

On the Consummation Date, (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will be consummated substantially concurrently with your transfer of funds to the accounts as directed by the Company (the “Notification”) and (ii) the Company shall deliver to you (a) [an affidavit][a certificate] of the Chief Executive Officer of the Company, which verifies that the Business Combination has been approved by a vote of the Company’s stockholders, if a stockholder vote is held, and (b) a joint written instruction signed by the Company and the Underwriter with respect to the transfer of the funds held in the Trust Account, including payment of amounts owed to public stockholders who have properly exercised their redemptions rights and payment of amounts of the Marketing Agreement Fees to the underwriter from the Trust Account directly to the account or accounts directed by the Underwriter (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification and the Instruction Letter in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company in writing of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in such written instructions as soon thereafter as possible.

Very truly yours,

SIGNAL HILL ACQUISITION CORP.

By:
Name:
Title:

Acknowledged:

B. RILEY SECURITIES, INC.

By:
Name:
Title:

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement, dated as of [            ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Trust Agreement”), by and between Signal Hill Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, this is to advise you that the Company has been unable to effect a Business Combination with a target business within the time frame specified in the Certificate of Incorporation, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into a segregated account held by you on behalf of the Beneficiaries to await distribution to the Public Stockholders. The Company has selected [insert completion deadline] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the paying agent of record and, in your separate capacity as paying agent, agree to distribute said funds directly to the Public Stockholders in accordance with the terms of the Trust Agreement and the Certificate of Incorporation. Upon the distribution of all the funds, net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(i) of the Trust Agreement.

Very truly yours,

SIGNAL HILL ACQUISITION CORP.

By:
Name:
Title:

cc: B. Riley Securities, Inc.

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement, dated as of [            ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Trust Agreement”), by and between Signal Hill Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, the Company hereby requests that you deliver to the Company $___________ of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

SIGNAL HILL ACQUISITION CORP.

By:
Name:
Title:

cc: B. Riley Securities, Inc.

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re: Trust Account - Stockholder Redemption Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(l) of the Investment Management Trust Agreement, dated as of [            ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Trust Agreement”), by and between Signal Hill Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $__________ of the principal and interest income earned on the Property as of the date hereof into a segregated account held by you on behalf of the Beneficiaries for distribution to the Public Stockholders who have requested redemption of their shares. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay the Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Certificate of Incorporation. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter.

SIGNAL HILL ACQUISITION CORP.

By:
Name:
Title:

cc: B. Riley Securities, Inc.

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Re: Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(m) of the Investment Management Trust Agreement dated as of [ ], 2022 (as amended, supplemented or otherwise modified from time to time, the “Trust Agreement”), by and between Signal Hill Acquisition Corp. (the “Company”) and Continental Stock Transfer & Trust Company, the Company hereby advises you that it is extending the time available to consummate a Business Combination for an additional three (3) months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $1,000,000 [(or up to $1,150,000 if the underwriters’ over-allotment option was exercised in full)], which will be wired to you, into the Trust Account investments upon receipt.

SIGNAL HILL ACQUISITION CORP.

By:
Name:
Title:

cc: B. Riley Securities, Inc.